This agreement supersedes all other share purchase agreement between Vendor and purchaser

SHARE PURCHASE AGREEMENT

THIS AGREEMENT (the "**Agreement**") is made as of the 30th day of August, 2023 between FNB Enterprises LTD (the "**Purchaser**") and YouneeqAI Technical Services Inc. (the "**Vendor**").

WHEREAS the Vendor wishes to sell to the Purchaser and the Purchaser wishes to purchase fro m the Vendor up to of 3,000,000 common shares (the "**Purchased Shares**") in the capital of RC365 Holdings PLC. (the "**Corporation**") upon the terms and conditions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the respective mutual covenants and agreements herein contained, the parties covenant and agree as follows:

SECTION 1 - INTERPRETATION

1. **Definitions.** In this Agreement:

(1) ***Applicable Law***, in respect of any Person, property, transaction or event, means all present and future laws, statutes, regulations, treaties, judgments and decrees applicable to that Person, property, transaction or event and, whether or not having the force of law, all applicable requirements, requests, official directives, rules, consents, approvals, authorizations, guidelines, orders and policies of any Regulatory Authority having or purporting to have authority over that Person, property, transaction or event.

(2) ***Encumbrance*** means any charge, mortgage, lien, pledge, assignment, charge, security interest, title retention agreement, hypothetic, levy, execution, seizure, option, attachment, garnishment, right of distress or other claim or encumbrance of any nature whether created or arising by agreement, statute or otherwise at law, attaching to property, interests or rights and shall be construed in the widest possible terms and principles known under the law applicable to such property, interests or rights and whether or not they constitute specific or floating charges as those terms are understood under Applicable Laws.

(3) ***Person*** means any natural person, sole proprietorship, partnership, corporation, trust, joint venture, any Regulatory Authority or any incorporated or unincorporated entity or association of any nature.

(4) ***Regulatory Authority*** means any domestic or foreign government, including any federal, provincial, state, territorial or municipal government, and any government agency, tribunal, commission or other authority exercising or purporting to exercise executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government, including without limitation securities commissions and similar regulatory authorities in each province or territory of United Kingdom and the Financial Conduct Authority .

2. **Currency.** All references to currency or dollar amounts in this Agreement are to lawful currency of the United Kingdom.

SECTION 2 - PURCHASE AND SALE

1. **Purchase and Sale.** The Vendor hereby sells and the Purchaser hereby purchases the Purchased Shares upon and subject to the terms and conditions of this Agreement for an purchase price of £.20 per share (the "**Purchase Price**"). Shares can be bought in increments decided by the purchaser and

are never to exceed 3% of the total issued and outstanding shares of RC365 Holdings Plc.

2. **Payment of Purchase Price.** The Purchase Price shall be paid by immediately available funds payable to or to the order of the Vendor or in accordance with the instructions set forth by the Vendor.

3. **The Closing.** The closing of purchase and sale of the Purchased Shares shall take place at such place, date and time as mutually agreeable between the Purchaser and the Vendor (the "**Closing**").

4. **Deliveries of the Vendor.** At the Closing, upon fulfilment of all the conditions of Closing that have not been waived in writing by the Vendor, the Vendor shall cause to be delivered to the Purchaser the Vendor's ownership of its Purchased Shares set out at Section 2.1 above, and all documentation reasonably required to evidence transfer of ownership of such Purchased Shares to the Purchaser with a good and marketable title, free and clear of all Encumbrances. For greater certainty, the Vendor shall cause to be delivered to the Purchaser on Closing, a direct registration statement or share certificate representing the number of Purchased Shares set out at Section 2.1 above, reflecting registration in the name of the Purchaser or its designee.

5. **Deliveries of the Purchaser.** At the Closing, upon fulfilment of all the conditions of Closing that have not been waived in writing by the Purchaser, the Purchaser shall deliver the Purchase Price to the Vendor in accordance with Section 2.1 above or as the Vendor may otherwise direct in writing.

SECTION 3 - REPRESENTATIONS AND WARRANTIES OF THE VENDOR

The Vendor represents, warrants and acknowledges to the Purchaser as stated below and acknowledges that the Purchaser is relying on the accuracy of each such representation, warranty and acknowledgement in entering into this Agreement and completing the purchase and sale.

1. **Execution and Binding Obligation.** This Agreement has been duly executed and delivered by the Vendor and constitutes a legal, valid and binding obligation of the Vendor enforceable against it in accordance with its terms.

2. **No Other Agreements.** No person other than the Purchaser has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from the Vendor of any of the Purchased Shares.

3. **Authorization of Sale.** The Vendor has full right, power and authority to sell, transfer and deliver the Purchased Shares to the Purchaser pursuant to this Agreement and to consummate the transactions contemplated hereby, without the consent of any other Person.

4. **Share Ownership.** The Vendor is the beneficial owner of the Purchased Shares, with good title thereto, free and clear of any Encumbrance and, without limiting the generality of the foregoing, none of the Purchased Shares are subject to any voting trust, shareholder agreement or voting agreement. Upon completion of the transactions contemplated by this Agreement, the Purchaser will have legal and beneficial and good and valid title to each of the Purchased Shares, free and clear of all Encumbrances.

5. **No Consent.** The Vendor is not under any obligation, contractual or otherwise to request or

obtain the consent of any Person, and no permits, licenses, certifications, authorizations or approval of, or notifications to, any federal, provincial, or governmental agency, board, commission or authority is required to be obtained by the Vendor, in connection with the execution, delivery or performance by the Vendor of this Agreement or completion of any of the transactions contemplated herein.

SECTION 4 - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents, warrants and acknowledges to the Vendor as stated below and acknowledges that the Vendor is relying on the accuracy of each such representation, warranty and acknowledgement in entering into this Agreement and completing the purchase and sale.

1. **Execution and Binding Obligation.** This Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms.

2. **Anti-Money Laundering.** The Purchase Price hereunder does not and will not represent the proceeds of crime for the purposes of the *Proceeds of Crime (Money Laundering) and Terrorist Financing Act* (Canada), S.C. 2000, c). To the best of the Purchaser's knowledge that none of the Purchase Price funds provided by the Purchaser have been or will be derived directly or indirectly from or related to any activity that is deemed criminal under the laws of Canada, the United States of America, or any other jurisdiction, or are being tendered on behalf of a person or entity who has not been identified to the Purchaser.

SECTION 5 - SURVIVAL

5.1 Survival. The respective covenants, representations and warranties of the Vendor and the Purchaser contained in this Agreement and in any certificates or documents delivered pursuant to or in connection with the transaction herein provided for shall survive the Closing of the purchase and sale of the Purchased Shares herein provided for and, notwithstanding such Closing, and regardless of any investigation by or on behalf of the Purchaser or of the Vendor with respect thereto, shall continue in full force and effect for the benefit of the Purchaser and the Vendor.

SECTION 6 - CONDITIONS OF CLOSING OF THE PURCHASER

The sale and purchase of the Purchased Shares is subject to the following terms and conditions for the exclusive benefit of the Purchaser, to be fulfilled or performed at or prior to the Closing, and any such condition may be waived in whole or in part by the Purchaser without prejudice to any claims for breach of covenant, representation or warranty:

1. **Representations and Warranties.** The representations and warranties of the Vendor contained in this Agreement shall be true and correct in all material respects at the Closing, with the same force and effect as if such representations and warranties were made at and as of such time.

2. **No Action or Proceeding.** No action, suit or proceeding shall have been instituted before any court or governmental body seeking to challenge or restrain the transactions contemplated hereby which presents a substantial risk that such transactions will be restrained or that any party hereto may suffer material damages or other relief as a result of consummating such transactions.

3. **Securities Laws.** The purchase and sale of the Purchased Shares pursuant to the terms

contemplated by this Agreement shall not violate the securities laws or regulations of United Kingdom or any exchange upon which the Purchased Shares are traded.

SECTION 7 - MISCELLANEOUS

1. **Further Assurances.** Each party shall from time to time promptly execute and deliver all further documents and take all further action reasonably necessary or appropriate to give effect to the provisions of this Agreement and to complete the purchase and sale of the Purchased Shares.

2. **Notice.** Unless otherwise specified, each Notice to a party must be given in writing and delivered personally or by courier, sent by prepaid registered mail or transmitted by fax or email to the party as follows:

   If to the Vendor:

   YouneeqAI Techincal Services
   2700 Youngfield
   Ste 280
   Lakewood, CO 80215

   Email: Murray@youneeqai.com

   If to the Purchaser:

   FNB Enterprises LTD
   2200 HSBC Building, 885 West Georgia St
   Vancouver, BC V6C 3E8

   Email: bronhogan@gmail.com

or to any other address, fax number, email address or Person that the party designates. Any Notice, if delivered personally or by courier, will be deemed to have been given when actually received, if transmitted by email before 3:00 p.m. on a business day, will be deemed to have been given on that business day, and if transmitted by email after 3:00 p.m. on a business day, will be deemed to have been given on the business day after the date of the transmission.

3. **Independent Legal Advice.** Each of the Vendor and the Purchaser acknowledges and agrees that each of them has had the opportunity to seek and obtain independent legal advice with respect to the subject matter of this Agreement.

4. **Time of the Essence.** Time is of the essence in this Agreement.

5. **Counterparts.** This Agreement may be executed in counterparts and evidenced by a facsimile copy thereof or delivered by email in portable electronic format (PDF) or other electronic means and all such counterparts or electronic counterparts shall constitute one document.

6. **General.** This Agreement shall be governed by and interpreted in accordance with the laws of the United Kingdom and each of the parties irrevocably attorns to the exclusive jurisdiction of the courts of United Kingdom. This Agreement constitutes the entire agreement between the parties with respect to the subject matter and supersede all prior negotiations and understandings. No provision

may be amended or waived except in writing between the parties. Any provision of this Agreement which is invalid or unenforceable shall not affect any other provision and shall be deemed to be severable. No party may assign this Agreement without the prior written consent of the other parties, which consent may be unreasonably withheld or delayed without reasons. This Agreement ensures to the benefit of and binds the parties and their successors and permitted assigns.

IN WITNESS WHEREOF this Agreement has been executed by the parties on the date first mentioned above.

PURCHASER:

FNB Enterprises Ltd.

Per : ______________________

VENDOR:

YOUNEEQAI TECHINCAL SERVICES INC.

Per: Murray Galbraith